EXHIBIT 10.4


                                 FIFTH AMENDMENT
                                       TO
                    FIRST AMENDED AND RESTATED LOAN AGREEMENT
                            DATED SEPTEMBER 23, 1996
                  BY AND BETWEEN SABA PETROLEUM COMPANY, ET AL.
                            AND BANK ONE, TEXAS, N.A.

         This Fifth Amendment to the First Amended and Restated Loan Agreement dated September 23, 1996 (this "Fifth Amendment") by and among SABA PETROLEUM COMPANY, a Delaware corporation, successor by merger to Saba Petroleum Company, a Colorado corporation (the "Borrower") each of the undersigned Guarantors, and BANK ONE, TEXAS, N.A., a national banking association (the "Bank"), is entered into on this 11th day of November 1997.

                              W I T N E S S E T H:

         Borrower and Bank have entered into a First Amended and Restated Loan Agreement dated September 23, 1996, as amended by the First Amendment thereto dated November 5, 1996, the Second Amendment thereto dated August 28, 1997, the Third Amendment thereto dated September 5, 1997, and the Fourth Amendment thereto dated September 9, 1997 (collectively, the "Loan Agreement").

         Borrower has requested that Bank provide an additional loan to Borrower in the approximate amount of $3,000,000.00, and that Bank amend certain provisions of the Loan Agreement, and Bank has agreed to such amendments to the extent expressly set forth herein.

         NOW, THEREFORE, in consideration of the promises herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged by the Borrower and the Bank, and each intending to be legally bound hereby, the parties agree as follows:

I.       Specific Amendments to Loan Agreement.

         Article I is hereby amended by adding or replacing, as applicable, the following definitions:

                  "Amortization Factor" means four times the sum of: (a) the Economic Half-Life of the Borrowing Base Properties, plus (b) one.

                  "Beaver Lake" means Beaver Lake Resources Corporation, an Alberta, Canada corporation, formerly known as Beaver Lake Energy Corporation.

                  "Economic Half-Life of the Borrowing Base Properties" means the period, expressed in years (including any fraction thereof), within which the Borrowing Base Properties will produce future net income having a discounted present value that equals one-half of the total discounted present value of future net income of the Borrowing Base Properties, calculated in accordance with the Bank's customary lending practices and then-current standards of determining the value, for loan purposes, of the Borrowing Base Properties, as provided in Section 2.03.

                  "Fifth Amendment" means the Fifth Amendment to this Agreement executed by Borrower and Bank on November 11, 1997.

                  "Guarantors" means, individually and collectively, Saba Energy of Texas, Incorporated, a Texas corporation, Saba Petroleum, Inc., a California corporation, Saba Petroleum of Michigan, Inc., a Michigan corporation, M.V. Ventures, G.P., a Texas general partnership, Sabacol, Inc., a Delaware corporation (which is a Guarantor only to the extent provided in the Fourth Amendment and the Fifth Amendment), and Ilyas Chaudhary (who is a Guarantor only to the extent provided in the Fifth Amendment).

                  "Notes" means, collectively, the Note, the Term Note and the Mezzanine Note, and any extension, renewal, rearrangement of, or substitute for either of such Notes. All references to the defined term, "Note," throughout this Agreement, as it existed prior to the Fourth Amendment, shall be construed to refer to all three of the Notes, with the exception of the references to the term, "Note," in the definitions of "Loan Excess" and "Note," and in Sections 2.01, 2.02, 2.04, 2.10, 2.12, 2.21, 3.01, and 3.03, all of which shall remain singular and shall be construed to refer to the Note evidencing the Revolving Loan.

                  "Mezzanine Loan" means that certain loan made or to be made by Bank to Borrower pursuant to Section 2.26 hereof, to be evidenced by the Mezzanine Note.

                  "Mezzanine Loan Maturity Date" means January 2, 1998.

                  "Mezzanine Loan Rate" means the Bank's Base Rate in effect from time to time plus two percent (2%).

                  "Mezzanine Note" means the promissory note dated November 11, 1997, made by Borrower payable to the order of Bank, in substantially the form attached to the Fifth Amendment as Exhibit "A," together with all deferrals, renewals, extensions, amendments, modifications or rearrangements thereof, which promissory note shall evidence the advances to Borrower by Bank pursuant to Section 2.26 hereof.

         Section 2.12 is hereby amended to make its original text paragraph (a) of such Section, and to add the following new paragraph (b) thereto:

(b) As consideration for the commitment of the Bank to make the Mezzanine Loan to the Borrower pursuant to this Agreement, the Borrower agrees to pay to the Bank within ten (10) days of receipt of the Bank's statement as to the period of time from the date of the Fifth Amendment to December 31, 1997, and as to the period commencing December 31, 1997 to and including the Mezzanine Loan Maturity Date, a fee equal to 1/2 of 1% per annum (computed on the basis of 365 or 366 days, as the case may be) multiplied by an amount equal to the daily average excess, if any, of Three Million Dollars ($3,000,000.00) over the aggregate principal amount outstanding on the Mezzanine Note during the period from the date of the Fifth Amendment or previous calculation date provided above, whichever is later, to the relevant calculation date or the Mezzanine Loan Maturity Date, as the case may be.

         Section 2.13 is hereby amended to add the following sentence at the end of such Section.

         Upon execution of the Fifth Amendment, Borrower shall pay to Bank a fee equal to Forty-Five Thousand Dollars ($45,000.00) as consideration for Bank's agreement to make the Mezzanine Loan.

         Article II is hereby amended to add the following new sections thereto:

                  2.26 Mezzanine Loan. Subject to the terms and conditions and relying on the representations and warranties contained in this Agreement, Bank agrees to make the Mezzanine Loan to Borrower in one or more advances aggregating not more than $3,000,000.00 during the period commencing November 11, 1997 and ending on the last Business Day before the Mezzanine Loan Maturity Date.

                  2.27 The Mezzanine Note. The obligation of Borrower to repay the Mezzanine Loan shall be evidenced by the Mezzanine Note.

                  2.28 Repayment of Mezzanine Loan. Interest on the principal amount advanced as a Mezzanine Loan shall be calculated at the Mezzanine Loan Rate per annum on the basis of a year of 365 or 366 days, as applicable, and for the actual number of days elapsed, and shall be repaid by Borrower in monthly installments on the first day of each month following the advance from Bank to Borrower pursuant to
         Section 2.26, through and including the Mezzanine Loan Maturity Date, when the entire unpaid balance of the Mezzanine Loan, inclusive of principal and interest, shall be paid in full.

         Article III is hereby amended by adding the following new Section 3.17 thereto:

         3.17 Closing of Fifth Amendment. Prior to or contemporaneous with the funding of the Mezzanine Loan pursuant to the Fifth Amendment, in addition to Borrower satisfying the requirements of the other applicable Sections of Article III, the Bank shall have received:

         (a) The Mezzanine Note and the Fifth Amendment, duly executed on behalf of Borrower.

         (b) A guaranty agreement duly executed by Ilyas Chaudhary, in form substantially similar to the Guaranty heretofore executed by each other Guarantor, provided that the Indebtedness to be guaranteed by Ilyas Chaudhary shall be limited to the Indebtedness evidenced by the Mezzanine Note.

         (c) A guaranty agreement duly executed by Sabacol, in form substantially similar to the Guaranty heretofore executed by Sabacol, provided that the Indebtedness to be guaranteed by Sabacol shall be limited to the Indebtedness evidenced by the Term Note and the Mezzanine Note.

         (d) Such Collateral Documents and related instruments as may reasonably be requested by the Bank to: (1) grant to the Bank, under the laws of the states of California and Texas, as applicable, and under the laws of Canada and the province of Alberta, as applicable, a perfected security interest in Borrower's entire ownership interest in the stock of Beaver Lake and in the escrow agreement to which certain of such stock is subject, and (2) grant to the Bank, under the laws of the states of California and Texas, as applicable, a perfected security interest in all of the issued and outstanding stock of Sabacol.

         (e) Evidence  satisfactory to the Bank, in its sole  discretion,  that:
         (1) Borrower can effectively pledge to Bank pursuant to Section 3.17(d) its interest in at least 11,077,991 shares of stock of Beaver Lake, (2) Borrower can effectively pledge to Bank pursuant to Section 3.17(d) its interest in the escrow account in which at least 3,359,331 shares of Beaver Lake stock is held, (3) the Beaver Lake stock held in such escrow account shall be unconditionally released not later than October 23, 1998, and that effective instructions have been given to the escrow agent that would cause such stock to be delivered to the Bank upon release from escrow, unless the Bank's interest therein is previously discharged by the Bank pursuant to the terms of the Fifth Amendment.

         (f) Certificates of the secretary or assistant secretary of Borrower and Sabacol, attesting to the adoption of resolutions by Borrower authorizing the transactions by each such party as evidenced by the Fifth Amendment.

         (g)      A Compliance Certificate executed by Borrower.

         (h) Such other documents and instruments as Bank may reasonably request.

         Section 5.01 is hereby amended by adding the following text at the end of such Section:

         Borrower shall use the proceeds advanced under the Mezzanine Loan solely for the purpose of paying trade payables incurred as of the date of the Fifth Amendment and to be incurred in Borrower's domestic drilling activities and for paying amounts owed to the Bank under the terms of this Agreement.

         Section 5.21(a) is revised in its entirety to read as follows:

         (a) A ratio of Cash Flow to Debt Service of not less than 1.25. Compliance with this covenant shall be calculated on a rolling four quarter basis, beginning with the four quarter period ending December 31, 1997. For purposes of calculating this ratio:

                  (i) "Cash Flow" shall be defined as the sum, during each calendar quarter, of (1) net income, plus (2) interest expense, plus (3) non-cash expenses, less (4) non-cash revenues, less (5) "Non-Financed Capital Expenditures" (as defined below), all of the foregoing being calculated with respect to Borrower and its Subsidiaries on a consolidated basis;

                  (ii) "Debt Service" shall be defined as the sum, during each calendar quarter, of (1) interest expense, plus (2) scheduled principal payments on all recourse debt (not including debt relating to the Loans), plus (3) the outstanding principal balance of the Loans at the end of each fiscal quarter, divided by the Amortization Factor prior to the Conversion Date, and thereafter divided by the actual number of calendar quarters remaining from the effective date of such calculation until the Termination Date, all calculated on a consolidated basis; and

                  (iii) "Non-Financed Capital Expenditures" shall be defined as the greater of (x) the sum, during each calendar quarter, of total capital expenditures, less any net increase in Borrower's Indebtedness as of the last day of the quarter in question compared to the last day of the prior quarter, less any increase in shareholders' equity as of the last day of the quarter in question compared to the last day of the prior quarter (excluding any such new equity that was used during such quarter to repay any outstanding balance on the Revolving
                  Loan), less any unfunded availability under the Revolving Commitment as of the last day of such quarter, all calculated on a consolidated basis; or (y) zero.

         Article V is amended to add new Sections 5.34, 5.35 and 5.36, which read as follows:

                  5.34 Proceeds of New Offering. If and to the extent that Borrower raises new funds in any placement of subordinated debt or equity, which shall be subject to the approval of Bank, the proceeds of such placement, net of the actual, direct costs incurred by Borrower in connection with the placement, shall be used first, to pay and discharge all principal and interest then outstanding on the Mezzanine Loan, and next, all principal and interest then outstanding on the Term Loan.

                  5.35 Sale of Beaver Lake Energy Corporation Stock. If and to the extent that Borrower sells up to fifty percent (50%) of the stock that it owns in Beaver Lake Energy Corporation, which shall be subject to the approval of the Bank, the proceeds received by Borrower from the sale of such stock, net of the actual, direct costs incurred by Borrower in connection with the sale of such stock, shall be applied to repay all interest and principal then outstanding on the Mezzanine Loan.

                  5.36 Pledge of Beaver Lake Energy Corporation Stock. Within ten (10) Business Days after the execution of the Fifth Amendment by Bank and Borrower, Borrower shall obtain and/or execute any such additional information and/or documentation, respectively, as Bank my reasonably request to fully implement the provisions of Section 3.17(d) and (e), to the extent that such provisions were not fully satisfied as of the time of execution of the Fifth Amendment by Bank and Borrower.

         Section 6.09 is amended by adding the following text at the end of such
         Section:

         Notwithstanding anything else is this Section or elsewhere in this Agreement to the contrary, however, until such time as all principal and accrued, unpaid interest on the Term Loan and the Mezzanine Loan have been repaid, and the Bank's obligation to make advances under the Mezzanine Note has expired, Borrower shall not make, and Borrower shall not cause or permit any of its Subsidiaries to make, capital expenditures exceeding Two Hundred Fifty Thousand Dollars ($250,000.00), in the aggregate, for non-oil and gas related activities. For purposes of this Section, the phrase "non-oil and gas related activities" means any activity that is not directly related to the acquisition of Oil and Gas Properties by Borrower or its Subsidiaries or to the exploration or drilling for, or the production and marketing of, oil or gas produced or to be produced from the Oil and Gas Properties owned by Borrower or its Subsidiaries.

II. Ratification of Guaranties. Each Guarantor hereby ratifies and confirms its liability under the Guaranty heretofore executed by it, and, except as stated to the contrary in this paragraph, confirms and agrees that such Guaranty continues in full force and effect with respect to all of the Indebtedness covered by the Loan Agreement, as the same may be restated, amended, modified, renewed, or rearranged from time to time, including, but not limited to, the Indebtedness evidenced by the Note, the Term Note and the Mezzanine Note; provided, however, that the Guaranty of Sabacol relates only to the Indebtedness evidenced by the Term Note and the Mezzanine Note, and the Guaranty of Ilyas Chaudhary relates only to the Indebtedness evidenced by the Mezzanine Note. This ratification is given for the purpose of inducing the Bank to make the advances evidenced by the Mezzanine Note, and each Guarantor is aware that, but for such ratification and agreement contained herein, the Bank would not extend such additional credit to the Borrower.

III. Reaffirmation of Representations and Warranties. To induce the Bank to enter into this Fifth Amendment, the Borrower and each Guarantor hereby reaffirms, as of the date hereof, its representations and warranties contained in Article IV of the Loan Agreement and in all other documents executed pursuant thereto, and additionally represents and warrants as follows:

                  A. The execution and delivery of this Fifth Amendment and the performance by the Borrower and each Guarantor of its obligations under this Fifth Amendment are within the Borrower's and each Guarantor's power, have been duly authorized by all necessary corporate action, have received all necessary governmental approval (if any shall be required), and do not and will not contravene or conflict with any provision of law or of the charter or by-laws of the Borrower or any Guarantor or of any agreement binding upon the Borrower or any Guarantor.

                  B. The Loan Agreement as amended by this Fifth Amendment represents the legal, valid and binding obligations of the Borrower and each Guarantor, enforceable against each in accordance with their respective terms subject as to enforcement only to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally.

                  C. No Event of Default or Unmatured Event of Default has occurred and is continuing as of the date hereof.

IV. Defined Terms. Except as amended hereby, terms used herein that are defined in the Loan Agreement shall have the same meanings herein.

V. Reaffirmation of Loan Agreement. This Fifth Amendment shall be deemed to be an amendment to the Loan Agreement, and the Loan Agreement, as further amended hereby, is hereby ratified, approved and confirmed in each and every respect. All references to the Loan Agreement herein and in any other document, instrument, agreement or writing shall hereafter be deemed to refer to the Loan Agreement as amended hereby.

VI. Entire Agreement. The Loan Agreement, as hereby further amended, embodies the entire agreement between the Borrower, the Guarantors and the Bank and supersedes all prior proposals, agreements and understandings relating to the subject matter hereof. The Borrower and each Guarantor certifies that it is relying on no representation, warranty, covenant or agreement except for those set forth in the Loan Agreement as hereby further amended and the other documents previously executed or executed of even date herewith.

VII. Governing Law. THIS FIFTH AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND THE APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. This Fifth Amendment has been entered into in Harris County, Texas, and it shall be performable for all purposes in Harris County, Texas. Courts within the State of Texas shall have jurisdiction over any and all disputes between the Borrower and the Bank, whether in law or equity, including, but not limited to, any and all disputes arising out of or relating to this Fifth Amendment or any other Loan Document; and venue in any such dispute whether in federal or state court shall be laid in Harris County, Texas.

VIII. Severability. Whenever possible each provision of this Fifth Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Fifth Amendment shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Fifth Amendment.

IX. Execution in Counterparts. This Fifth Amendment may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument, and any signed counterpart shall be deemed delivered by the party executing such counterpart if sent to any other party hereto by electronic facsimile transmission.

X. Section Captions. Section captions used in this Fifth Amendment are for convenience of reference only, and shall not affect the construction of this
 Fifth Amendment.

XI. Successors and Assigns. This Fifth Amendment shall be binding upon the Borrower, each Guarantor and the Bank and their respective successors and assigns, and shall inure to the benefit of the Borrower, each Guarantor and the Bank, and the respective successors and assigns of the Bank.

XII. Non-Application of Chapter 15 of Texas Credit Codes. The provisions of Chapter 15 of the Texas Credit Code (Vernon's Texas Civil Statutes, Article 5069-15) are specifically declared by the parties hereto not to be applicable to the Loan Agreement as hereby further amended or any of the other Loan Documents or to the transactions contemplated hereby.

XIII. Notice. THIS FIFTH AMENDMENT TOGETHER WITH THE LOAN AGREEMENT, AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         IN WITNESS WHEREOF, the parties hereto have caused this Fifth Amendment to be duly executed as of the day and year first above written.

                                    BORROWER

                                                     SABA PETROLEUM COMPANY


                                               By:___________________________
                                                  Walton C. Vance
                                                  Vice President and
                                                  Chief Financial Officer

                                      BANK

                                                     BANK ONE, TEXAS, N.A.


                                                 By:___________________________
                                                          Linda F. Masera
                                                          Vice President

GUARANTORS:

SABA ENERGY OF TEXAS, INCORPORATED


By:________________________________
         Walton C. Vance
         Secretary

SABA PETROLEUM, INC.


By:________________________________
         Walton C. Vance
         Secretary

SABA PETROLEUM OF MICHIGAN, INC.


By:________________________________
         Walton C. Vance
         Secretary

MV VENTURES, G. P.

By:      Saba Energy of Texas, Incorporated,
                  Managing Partner


         By:___________________________
                  Walton C. Vance
                  Secretary

SABACOL, INC.


By:
         Walton C. Vance
         Secretary




ILYAS CHAUDHARY

                                   EXHIBIT "A"

                                 MEZZANINE NOTE

$3,000,000.00  Houston, Texas                                 November 11, 1997


                  FOR VALUE RECEIVED, SABA PETROLEUM COMPANY, a Delaware corporation, whose address is 3201 Airpark Drive, Suite 201, Santa Maria, California 93455 (herein called "Maker"), promises to pay to the order of BANK ONE, TEXAS, NA, a national banking association (herein called "Payee," which term shall also refer to any subsequent owner or holder of this Note), the sum of THREE MILLION AND NO/100 DOLLARS ($3,000,000.00), or so much thereof as has been advanced hereunder, in lawful money of the United States of America, together with interest accruing from the date of advance on the principal amount from time to time remaining unpaid, at the varying per annum rate from day to day equal to the lesser of (a) the Maximum Rate (as hereinafter defined), or (b) the Mezzanine Loan Rate (as prescribed in the Loan Agreement, hereafter defined), calculated on a year of three hundred sixty-five (365) or three hundred sixty-six (366) days, as applicable. All payments of both principal and interest shall be payable to Payee at 910 Travis Street, Houston, Harris County, Texas 77002, or such other place as Payee may from time to time designate to Maker in writing.

                  "Loan Agreement" means that certain First Amended and Restated Loan Agreement dated September 23, 1996, by and among Payee, Maker, et al., as heretofore amended and as the same may be hereafter amended, extended, restated, rearranged and/or renewed from time to time.

                  "Maximum Rate" means the maximum rate of nonusurious interest from time to time permitted by applicable usury laws, as more fully defined in the Loan Agreement.

                  All past due principal hereof and accrued unpaid interest thereon shall bear interest from the maturity of such principal and interest at the lesser of (i) the Maximum Rate or (ii) the Mezzanine Loan Rate as prescribed in the Loan Agreement, calculated on the basis of a year of three hundred sixty-five (365) or three hundred sixty-six (366) days, as applicable.

                  The principal of the indebtedness evidenced hereby shall be repaid on or before January 2, 1998.

                  Interest shall be paid monthly in arrears on the first day of each calendar month commencing December 1, 1997, and continuing regularly on the first day of each calendar month thereafter until January 2, 1998, when the entire amount of accrued, unpaid interest, shall be due and payable.

                  Maker may prepay at any time in whole, or from time to time in part, and without any premium or penalty therefor, the principal amount hereof then remaining unpaid together with all accrued interest payable on said principal so prepaid, all as more fully set forth in the Loan Agreement. Any such prepayment hereunder shall be applied first to accrued but unpaid interest on the principal so prepaid, and the balance to principal installments in the inverse order of maturity, but no part prepayment shall, until this Note is fully paid and satisfied, affect the obligations to continue to pay the regular installments required hereunder until the entire indebtedness has been paid.

                  If any payment hereunder falls due on a Saturday, Sunday or public holiday on which commercial banks in Houston, Texas are permitted or required by law to be closed, the time for such payment shall be extended to the next day on which the Payee is open for business, and such extension of time shall be included in the calculation of interest accruing and payable hereunder.

                  Payment of this Note is secured by the security interests, mortgages and liens granted by Maker to Payee pursuant to the Loan Agreement, the terms and conditions of which, together with all amendments and supplements thereto, are incorporated herein by reference.

                  Upon happening of an Event of Default (as defined in the Loan Agreement) specified in Subsections 7.01(f) or (g) of the Loan Agreement, the entire aggregate principal amount of the indebtedness evidenced hereby and the interest accrued thereon shall automatically become immediately due and payable, and during the continuation of any other Event of Default, Payee may declare the entire aggregate principal amount of all indebtedness then outstanding hereunder and the interest accrued thereon immediately due and payable. In either case, the entire principal and interest shall thereupon become immediately due and payable, without notice (including, without limitation, notice of intent to accelerate maturity or notice of acceleration of maturity) and without presentment, demand, protest, notice of protest or other notice of default or dishonor of any kind, except as provided to the contrary elsewhere in the Loan Agreement, all of which are hereby expressly waived by the Maker.

                  If this Note or any installment hereof is not paid when due (whether the same becomes due by demand, acceleration or otherwise) and it is placed in the hands of an attorney for collection, or if collected through any legal proceedings including but not limited to suit, probate, insolvency or bankruptcy proceedings, Maker agrees to pay reasonable attorneys' fees and costs of collection.

                  It is the intention of the parties hereto to comply with applicable usury laws; accordingly, notwithstanding any provision to the contrary in this Note, or in any of the documents securing payment hereof or otherwise relating hereto including without limitation the Loan Agreement, in no event shall this Note or such documents require the payment or permit the collection of interest in excess of the maximum amount permitted by such law. If any such excess of interest is contracted for, charged or received under this Note or under the terms of any of the documents securing payment hereof or otherwise relating hereto, or in the event the maturity of the indebtedness evidenced by this Note is accelerated in whole or in part, or in the event that all or part of the principal or interest of this Note shall be prepaid, so that under any of such circumstances the amount of interest contracted for, charged or received under this Note or under any of the instruments securing payment hereof or otherwise relating hereto, on the amount of principal actually outstanding from time to time under this Note shall exceed the maximum amount of interest permitted by applicable usury law, then in any such event (a) the provisions of this paragraph shall govern and control, (b) neither Maker nor any other person or entity now or hereafter liable for the payment hereof, shall be obligated to pay the amount of such interest to the extent that it is in excess of the maximum amount of interest permitted by applicable usury law, (c) any such excess which may have been collected shall be either applied as a credit against the then unpaid principal amount hereof or refunded to Maker, at Payee's option, and (d) the effective rate of interest shall be automatically reduced to the maximum lawful contract rate allowed under applicable usury law as now or hereafter construed by the courts having jurisdiction thereof. Without limiting the foregoing, all calculations of the rate of interest contracted for, charged or received under this Note or under such other documents which are made for the purpose of determining whether such rate exceeds the maximum lawful contract rate, shall be made, to the extent permitted by law, by amortizing, prorating, allocating and spreading in equal parts during the period of the full stated term of the indebtedness evidenced hereby, all interest at any time contracted for, charged or received from Maker or otherwise by Payee in connection with such indebtedness.

                  Except as otherwise expressly provided to the contrary in the Loan Agreement, Maker and any and all sureties, guarantors and endorsers of this Note and all other parties now or hereafter liable hereon, severally waive grace, demand, presentment for payment, notice of dishonor, notice of intent to accelerate, notice of acceleration, protest and notice of protest, any other notice and diligence in collecting and bringing suit against any party hereto and agree (i) to all extensions and partial payments, with or without notice, before or after maturity, (ii) to any substitution, exchange or release of any security now or hereafter given for this Note, (iii) to the release of any party primarily or secondarily liable hereon, and (iv) that it will not be necessary for Payee, in order to enforce payment of this Note, to first institute or exhaust Payee's remedies against Maker or any other party liable therefor or against any security for this Note.

                  Any check, draft, money order or other instrument given in payment of all or any portion hereof may be accepted by Payee and handled in collection in the customary manner, but the same shall not constitute payment hereunder or diminish any rights of Payee except to the extent that actual cash proceeds of such instrument are unconditionally received by Payee.






                  INTERNAL LAWS OF THE STATE OF TEXAS AND THE UNITED STATES OF AMERICA; PROVIDED, HOWEVER, THAT VERNON'S TEXAS CIVIL STATUTES, ARTICLE 5069, CHAPTER 15 (WHICH REGULATES CERTAIN REVOLVING CREDIT LOAN ACCOUNTS AND REVOLVING TRIPARTY ACCOUNTS) SHALL NOT APPLY TO THIS NOTE.


                                                     SABA PETROLEUM COMPANY


                                               By:/s/Walton C. Vance
                                                  Walton C. Vance
                                                  Vice President and
                                                  Chief Financial Officer